Exhibit 3.10

AMENDED AND RESTATED BYLAWS
OF
LIMONEIRA COMPANY
(a Delaware Corporation)

ARTICLE I
OFFICES

1.1	REGISTERED OFFICE.

The registered office of Limoneira Company (the “Corporation”) shall be maintained at c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

1.2	OTHER OFFICES.

The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1	ANNUAL MEETINGS.

The annual meeting of the stockholders shall be held on the fourth Tuesday of March of each year at the hour of 10:00 a.m. (local time at the place where the meeting is to be held), except that if in any year such day should be a legal holiday, then the meeting shall be held at the same time and place on the next day thereafter ensuing that is not a Sunday or legal holiday.  If for any reason the annual meeting shall not be held on the date specified, it may be held at such other time, within thirty (30) days after the date set forth in this Section 2.1 as the board of directors may designate.  At each annual meeting, directors shall be elected and any other business as may properly come before the meeting may be transacted.  There shall be no other regular meetings of the stockholders.

Nominations of persons for election to the board of directors of the Corporation and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors (or any committee thereof) or (C) by any stockholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.1.

In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation.  To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the secretary not earlier than the November 15 immediately preceding such annual meeting nor later than the close of business on the ninetieth (90th) day immediately preceding the scheduled date of such annual meeting.  A stockholder’s notice to the secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (c) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director, (ii) as to each other matter the stockholder proposes to bring before the annual meeting (a) a brief description of such business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (b) any material interest of the stockholder in such business, and (iii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

Notwithstanding anything in these Amended and Restated Bylaws of the Corporation (these “Bylaws”) to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.1.  The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.1, and, if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

2.2	NOTICE OF ANNUAL MEETINGS.

It shall be the duty of the secretary to cause written notice of each annual meeting, stating the place, day and hour thereof, to be given, not less than ten (10) days nor more than sixty (60) days next preceding the date of such meeting, to each stockholder entitled to vote.  Such notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware.  If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address appearing on the books of the Corporation or given by the stockholder for such purpose.  Notice by electronic transmission shall be deemed given as provide in Section 232 of the General Corporation Law of the State of Delaware.  An affidavit of the mailing or other means of giving any notice of any annual meeting of stockholders, executed by the Corporation’s secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.  Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3 (e) under the Exchange Act, and Section 233 of the General Corporation Law of the State of Delaware.  Except as otherwise provided by a resolution or resolutions of the board of directors creating any series of Preferred Stock (including the Corporation’s $8.75 Voting Preferred Stock, $100.00 Par Value, Series B) or by the laws of the State of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders’ meetings and exclusive power to vote.  Any business may be transacted at such meeting, whether or not it be mentioned in the notice; provided that the general nature of the business must be stated in the notice, in order to take action at an annual meeting.

2.3	SPECIAL MEETINGS.

Special meetings of the stockholders of the Corporation for any purpose or purposes whatsoever may be called at any time by the board of directors, by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in these Bylaws, include the power to call such meetings or by one or more stockholders holding shares that in the aggregate are entitled to cast ten percent (10%) of the votes at that meeting, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (or its successor statute as in effect from time to time), then such special meeting may also be called by the person or persons, in the manner, at the times, and for the purposes so specified.  Every such call shall be in writing and shall state the purpose or purposes of the meeting.

If a special meeting is called by anyone other than the board of directors, the person or person calling the meeting shall make a request in writing, delivered personally or sent by registered mail or by telegraphic or other facsimile transmission, to the chairman of the board or the president, vice president, or secretary, specifying the time and date of the meeting (which is not less than 90 nor more than 120 days after receipt of the request) and the general nature of the business proposed to be transacted.  Within 60 days after receipt, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with Section 2.4, stating that a meeting will be held at the time requested by the person(s) calling the meeting, and stating the general nature of the business proposed to be transacted.  If notice is not given within 60 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board may be held.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement (as defined below) is first made of the date of the special meeting and, if applicable, of the nominees proposed by the board of directors to be elected at such meeting.  Such notice of a stockholder to the secretary shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (b) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (c) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act included in the Corporation’s notice of meeting) before a special meeting of stockholders.

2.4	NOTICE OF SPECIAL MEETINGS.

Written notice of each special meeting of stockholders, stating the place, day and hour thereof, and the general nature of the business to be transacted, shall be given by the secretary or other person authorized or required by law to give such notice, not less than ten (10) days nor more than sixty (60) days next preceding the date of such meeting, to each stockholder entitled to vote.  Such notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the Sate of Delaware.  If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address appearing on the books of the Corporation or given by the stockholder for such purpose.  Notice by electronic transmission shall be deemed given as provide in Section 232 of the General Corporation Law of the Sate of Delaware.  An affidavit of the mailing or other means of giving any notice of any special meeting of stockholders, executed by the Corporation’s secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act, and Section 233 of the General Corporation Law of the State of Delaware.  Except as otherwise provided by a  resolution or resolutions of the board of directors creating any series of Preferred Stock or by the laws of the State of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of special meetings of stockholders and exclusive power to vote thereat.

2.5	ADJOURNED MEETINGS AND NOTICE THEREOF.

Any stockholders’ meeting, whether a quorum is or is not present thereat, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy at the meeting, but no other business may be transacted at the meeting in the absence of a quorum except as provided in Section 2.6 of this Article II.  When any annual or special meeting of the stockholders is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Except as hereinbefore stated, it shall not be necessary to give any notice of the time or place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken.

2.6	QUORUM.

The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meting of the stockholders shall, except as otherwise provided by law, constitute a quorum for the transaction of business.  The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7	PLACE OF STOCKHOLDERS’ MEETINGS.

Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the board of directors pursuant to the authority hereinafter granted to said board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  In the absence of any such designation, such meetings shall be held at the principal office of the Corporation.

2.8	CONSENT TO MEETINGS.

No action which is required to be taken at any annual or special meeting of stockholders of the Corporation or which may be taken at any annual or special meeting of the stockholders may be taken without conducting a meeting; and no consent in writing to any such action of the stockholders shall be valid.

2.9	PROXIES.

Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized by a written proxy executed by the person or his duly authorized agent and filed with the secretary of the Corporation, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

2.10	RECORD DATE AND CLOSING STOCK BOOKS.

The board of directors may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, or the date fixed to express consent to corporate action in writing without a meeting, as a record date for the determination of the stockholders entitled to receive any such dividend or distribution, or any such allotment or rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, or to express consent to corporate action without a meeting, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights, or to express consent to corporate action without a meeting, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.  The board of directors may close the books of the Corporation against transfer of shares during the whole, or any part, of any such period.  If no record date is fixed, as hereinbefore provided in this Section 2.10, then the record date shall be as provided in Section 213(a) of the General Corporation Law of the State of Delaware.

2.11	VOTING.

At all meetings of the stockholders of the Corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common Stock held by them.  Except as otherwise provided by a resolution or resolutions of the board of directors creating any series of Preferred Stock or by the laws of the State of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders’ meetings and exclusive power to vote.  The holders of shares of the Preferred Stock issued and outstanding shall, in no event, be entitled to more than one vote for each share of Preferred Stock held by them unless otherwise required by law.

Each person entitled to vote at any meeting of stockholders shall be entitled one vote for each share.  The board of directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

At all elections or directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to one vote for each share.  Each stockholder may cast all of such votes for a single nominee for director or may distribute them among the number to be voted for, or for any two or more of them as he or she may see fit.

2.12	NO ACTION WITHOUT A MEETING.

No action may be taken by the stockholders except at an annual or special meeting of stockholders.  No action may be taken by stockholders by written consent.

2.13	INSPECTORS OF ELECTION.

The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  The inspector shall: (1) decide upon the qualifications of voters; (2) ascertain the number of shares outstanding and the voting power of each; (3) determine the shares represented at a meeting and the validity of the proxies of ballots; (4) count all votes and ballots; (5) declare the results; (6) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (7) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.  The inspectors shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein.

2.14	MEETINGS BY REMOTE COMMUNICATIONS.

The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware.  If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.15	OTHER PROVISIONS.

For purposes of Section 2.3 hereof, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Sections 2.1 or 2.3 of these Bylaws.

Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) the holders of any series of Preferred Stock (including the Corporation’s $8.75 Voting Preferred Stock, $100 Par Value, Series B) if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.  Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

ARTICLE III
BOARD OF DIRECTORS

3.1	POWERS.

The business of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.  Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

First:  To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the certificate of incorporation or these Bylaws, fix their compensation and require from them security for faithful service.

Second:  To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with law, with the certificate of incorporation, or these Bylaws, as they may deem best.

Third:  To change the principal office for the transaction of the business of the Corporation from one location to another within the same county as provided in Section 6.1 hereof; to fix and locate from time t o time one or more subsidiary offices of the Corporation within or without the State of California, as provided in Section 6.2 hereof; to designate any place within or without the State of California for the holding of any stockholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth:  To authorize the issuance of shares of stock of the Corporation form time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth:  To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefore.

Sixth:  To do or cause to be done any and all other acts or things that the board of directors is or shall be authorized or permitted to do or cause to be done, under or pursuant to the certificate of incorporation, these Bylaws or applicable state, federal or other laws.

3.2	EXACT NUMBER OF DIRECTORS.

The exact number of directors of the Corporation shall be ten (10) until this Section 3.2 shall be changed by the amendment thereof duly adopted by the board of directors or by the stockholders as provided in the Corporation’s certificate of incorporation.

3.3	CLASS OF DIRECTORS, ELECTION AND TERM OF OFFICERS.

The board of directors shall be and is divided into three classes, Class I, Class II and Class III.  Such classes shall be equal in number of directors; provided, however, that if the total number of directors is not divisible by three (3), then the number of directors in any such class shall not be more than one greater or fewer than the number of directors in any other class.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.  The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

Notwithstanding the provision that the three classes shall be equal in number of directors, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.

3.4	VACANCIES AND REMOVAL.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires.  No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.  Stockholders shall have no right to fill a vacancy created on the board of directors for any reason.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all outstanding securities entitled to vote generally in the election of directors of the Corporation, voting together as a single class.

3.5	ORGANIZATION AND OTHER REGULAR MEETINGS.

Immediately after each annual meeting of the stockholders, the directors shall hold a meeting (which may be designated as an organization meeting), without call, for purposes of organization, the election of officers and the transaction of other business.  Every such meeting shall be deemed to be a regular meeting.

Other regular meetings of the board of directors may be held at such time and place as shall be determined by the board of directors.  No notice of any regular meeting of the board of directors need be given.

3.6	SPECIAL MEETINGS.

Special meeting of the board of directors for any purpose or purposes shall be held whenever called by the chairman of the board, the president, or by any two directors.

3.7	NOTICE OF SPECIAL MEETINGS.

Written notice of the time and place of each special meeting of the board of directors shall be delivered personally or sent by mail, telecopy, telegraph, electronic transmission or other form of recorded communication, to each director.  If the notice is personally delivered to a  director, or is sent by telecopy, telegraph, electronic transmission or other form of recorded communication, it shall be so delivered at least twenty-four (24) hours before the time fixed for the meeting; and if the notice is sent by mail, it shall be sent at least five (5) days before the time fixed for the meeting, with charges fully prepaid, addressed to him at his address, if any, shown on the record of the Corporation, or if no such address appears on such records, at the city or place in which the meetings of the board of directors are usually held.

No notice of the objects or purposes of any special meeting of the board of directors need be given, and unless otherwise indicated in the notice thereof, any business of any and every nature may be transacted at such meeting.

An entry in the minutes of any meeting of the board of directors to the effect that notice has been duly given to any director or directors shall be and be deemed to be conclusive and incontrovertible evidence that such notice has been given as required by law and these Bylaws.

3.8	ADJOURNED MEETINGS.

A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

No notice of the time or place or purpose of holding an adjourned meeting need be given to any absent director if the time and place is fixed at the meeting adjourned.

3.9	QUORUM.

Subject to the provisions of Sections 3.4, 3.8 and 4.4 of these Bylaws, a majority of the number of directors fixed by the certificate of incorporation or these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors.  A majority of the directors present at any meeting of the board, whether a quorum shall be present or not, may adjourn the meeting from time to time without notice, other than announcement at the meeting, provided that the time so fixed shall not extend beyond the time for the next regular meeting of the board.

3.10	PLACE OF MEETINGS.

Meetings of the board of directors may be held at any place within or without the State of Delaware which may be designated from time to time by or pursuant to authorization contained in either a prior resolution of the board or a prior written consent signed by all of the members of the board; and in the absence of such designation with respect to any meeting, and subject to the provisions of Section 3.11 of these Bylaws, the meeting shall be held at the principal office of the Corporation.

3.11	CONSENT TO MEETINGS, ETC.

The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting, or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.12	ACTION WITHOUT MEETING.

Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the board or committee.  Any certificate or other document which relates to action taken without a meeting pursuant to this section shall state that the action was taken by unanimous written consent of the board of directors or the committee without a meeting, and that these Bylaws authorize the directors or committee to so act.

3.13	TELEPHONIC CONFERENCES.

Members of the board of directors, or any committee designed by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.14	COMPENSATION OF DIRECTORS.

A director may receive a salary or other compensation for his services as such director, as such salary or other compensation may be set by resolution of the board of directors. This Section 3.14 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

3.15	ADVISORY DIRECTORS.

The board of directors may from time to time appoint as advisory directors one or more persons whose business experience and expertise would enable them to provide valuable information and insights to the board of directors.

Such persons shall serve without pay and for such terms as the board of directors may designate.  Such persons may attend meetings of the board of directors but shall not have the right to vote and their presence or absence shall not be taken into account for purposes of determining a quorum.

ARTICLE IV
OFFICERS

4.1	DESIGNATION, QUALIFICATION, SELECTION AND TERM OF OFFICE OF OFFICERS.

The officers of the Corporation shall be a chairman of the board, a chief executive officer and president, an executive vice present, a secretary and a chief financial officer and treasurer, all of whom shall be chosen by the board of directors, and such other officers as shall be appointed in accordance with the provisions of Section 4.2 of these Bylaws.  The chairman of the board must be a director, but no other officers need be a director.  One person may hold two or more offices.

The officers of the Corporation, except those appointed in accordance with the provisions of Sections 4.2 or 4.4 of these Bylaws, shall be elected annually by the board of directors at the meeting provided for in Section 3.5 of these Bylaws, and each shall hold and continue in office until he shall resign or shall be removed or otherwise become disqualified to serve or until his successor shall be elected and qualified.

4.2	OTHER OFFICERS.

The board of directors may, in its discretion, appoint one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers, agents, and employees as it may deem necessary or advisable, each of whom shall have such powers and authority, and shall perform such duties as are or may be conferred or prescribed by these Bylaws or as the board of directors may from time to time director or determine.  The board of directors may delegate to any officer the power to appoint and to prescribe the authority and duties of any officer, agent or employee except of assistant secretaries, assistant treasurers, and those whose powers and duties are hereinafter in this Article IV specifically set forth.  Subject to the foregoing provisions of this Section 4.2, any assistant secretary, or assistant treasurer, may exercise any of the powers of the secretary or the treasurer, respectively.

4.3	REMOVAL AND RESIGNATION.

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or except in case of an officer chosen by the board of directors, by an officer upon whom such power of removal shall have been conferred by a majority of the directors acting at a regular or special meeting thereof.

Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the Corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4	VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification,  or any other cause shall be filled in the manner provided in these Bylaws for regular appointments to such office, except that, if such vacancy occurs in the office of chairman of the board, president, vice president, secretary or treasurer, the successor may be chosen at any regular or special meeting of the board of directors.

4.5	SALARIES.

The amount of salary which each officer shall receive, and the manner and time of its payment shall be fixed and determined by the board of directors, and may be altered from time to time by the board at its pleasure.  No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Corporation.

4.6	CHAIRMAN OF THE BOARD.

The chairman of the board shall:  (1) preside at all meetings of the stockholders and at all meetings of the board of directors, and (2) have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

4.7	PRESIDENT.

The president shall be the principal executive officer of the Corporation, and subject to the control of the board of directors, shall have general supervision, direction and control of the business and affairs of the Corporation.   He shall have the general powers and duties of management usually vested in the principal executive officer of a company.  In the absence or disability of the chairman of the board, the president will perform all the duties or, and when so acting shall have all the powers of, and be subject to all the restriction upon, the chairman of the board.  The president will be the chief operating officer of the Corporation. The president shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors.

4.8	EXECUTIVE VICE PRESIDENT

In the absence or disability of the president, the executive vice president shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon the president.  The executive vice president shall have such other powers and perform such other duties as from time to time may be prescribed for him by the board of directors or these Bylaws.

4.9	SECRETARY.

The secretary shall keep, or cause to be kept, a book of minutes, at the principal office or such other place as the board of directors may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses; the number and classes of shares held by each stockholder; the number and dates of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the board of directors required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

4.10	CHIEF FINANCIAL OFFICER AND TREASURER.

The chief financial officer and treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a  separate account.  The books of account shall at all times be open to inspection by any director.

The chief financial officer and treasurer shall deposit all monies and other valuable in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors.  He shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the chairman of the board, the president, and directors, whenever they request it, an account of all of his transactions as chief financial officer and treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.  The chief financial officer and treasurer shall also be the principal accounting officer of the Corporation.

ARTICLE V
COMMITTEES

5.1	APPOINTMENT, POWERS AND PROCEEDINGS OF EXECUTIVE COMMITTEE AND OTHER COMMITTEES.

The board of directors may, by resolution passed by a majority of the whole board, designate an executive committee and other committees, each committee to consist of one or more of the directors of the Corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the Corporation, or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  The board shall have the power to prescribe from time to time the manner in which proceedings of the executive committee and other committees shall be conducted.

ARTICLE VI
OFFICES

6.1	PRINCIPAL OFFICE.

The principal office for the transaction of the business of the Corporation is hereby fixed and located at 1141 Cummings Road, in the City of Santa Paula, County of Ventura, State of California.  The board of directors is hereby granted full power and authority to change said principal office location.  Any such change shall be noted on these Bylaws by the secretary, opposite of this section, or this section may be amended to state the new location.

6.2	OTHER OFFICES.

Branch or subordinate offices may at any time be established by the board of directors at any place or places where the Corporation is qualified to do business.

ARTICLE VII
MISCELLANEOUS PROVISIONS

7.1	SEAL.

The board of directors shall provide a suitable seal containing the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware,” and may alter the same at its pleasure.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

7.2	CERTIFICATES OF STOCK.

Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the laws of the State of Delaware.  Any stockholder, upon written request to the transfer agent or transfer agent of the Corporation, shall be entitled to a certificate representing shares of capital stock of the Corporation.  All such certificates shall be signed by the chairman of the board, the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signatures of the chairman of the board, the president and secretary or by a facsimile of the signature of the chairman of the board, the president and the written signature of the secretary or an assistant secretary.  Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or these Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount of the consideration to be paid therefor and the amount paid thereon.

Transfers of stock shall be made on the books of the Corporation by the holder of record thereof, or by the holder’s attorney lawfully constituted in writing, and either (a) in the case of stock represented by a certificate, upon surrender for cancellation of any such certificate for such shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or (b) in the case of uncertificated stock, upon proper instructions from the holder of record of such shares or the holder’s attorney lawfully constituted in writing, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and cancelled or accompanied by sufficient funds to pay such taxes.

7.3	TRANSFER AGENTS AND REGISTRARS.

The board of directors may appoint and remove transfer agents and registrars of transfers, and notwithstanding any of the provisions of Section 7.2 of these Bylaws that may be construed to the contrary, may, in the discretion of the board, require all stock certificates, warrants, scrip certificates or scrip warrants to bear the signature of any such transfer agent or of any such registrar of transfers.

7.4	LOST OR DESTROYED CERTIFICATES.

In case any certificate for shares, bond, debenture or other security issued by the Corporation, or by any corporation of which it is the lawful successor, is lost or destroyed, the board of directors may authorize the issue of a new instrument therefor, on such terms and conditions as the board may determine after proof of such loss or destruction satisfactory to the board of directors, and it may, in its discretion, require a bond or other security, in an adequate amount, as indemnity against any claim that may be made against the Corporation therefore.  A new instrument may be issued without requiring any bond or security when, in the judgment of the directors, it is proper to do so.

7.5	REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairman of the board, the president or any vice president and the secretary or any assistant secretary of the Corporation may vote, exercise written consents with respect to, or otherwise present, on behalf of the Corporation, any and all shares of any other corporation or corporations standing in the name of the Corporation, and may exercise, on behalf of the Corporation, any and all rights incidental to said shares.  The authority hereinbefore conferred upon such officers in this Section 7.5 may be exercised by such officers acting in person, or by any other person or persons authorized, by proxy or power of attorney signed by said officers, to vote or represent the shares last hereinbefore mentioned.

7.6	CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, and any and all securities owned or held by the Corporation requiring signature for transfer, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

7.7	CONTRACTS, ETC., HOW EXECUTED.

The board of directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contact or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the board of directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

7.8	ANNUAL REPORTS AND FINANCIAL STATEMENTS.

The board of directors of the Corporation shall cause an annual report to be sent to the stockholders at least ten (10) days in advance of each annual meeting of the stockholders, but in no event later than one hundred twenty (120) days after the close of the fiscal year.

The annual report shall include the following:

(a)           an audited consolidated balance sheet, eliminating all intercompany transactions, of the Corporation and its subsidiaries as of such closing date; and

(b)           an audited consolidated statement of income and cash flows for the year ended on such closing date.

Such financial statements shall be prepared in accordance with generally accepted accounting principles for the businesses carried on by the Corporation.

7.9	INSPECTION OF BYLAWS.

The Corporation shall keep in its principal office for the transaction of business, the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

7.10	PROOF OF NOTICE.

Whenever any stockholder entitled to vote has been absent from any meeting of stockholders, and whenever any director has been absent from any special meeting of the board of directors, an entry in the minutes of the meeting to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such absentee as required by law and these Bylaws.

7.11	RESIGNATIONS AND VACANCIES.

Any director, officer or committee member may resign at any time, by a  resignation in writing which shall take effect at the time specified therein, or if no time is so specified such resignation shall take effect at the time of its receipt by the president or secretary, or other person authorized to perform and performing the duties of either office at the time of such receipt.  The acceptance of a resignation shall not be necessary to make it effective, unless otherwise specified in the resignation.  The persons (or person) having the authority to fill a vacancy to be created by a resignation tendered to take effect at a future time may elect or appoint a successor to take office when such resignation becomes effective.

7.12	CONSTRUCTION AND DEFINITIONS.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws.  Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation or other entity as well as a natural person.

ARTICLE VIII
INDEMNIFICATION AND INSURING
OF DIRECTORS AND OFFICERS

8.1	POLICY.

It is the policy and intention of the Corporation to provide to its officers and directors broad and comprehensive indemnification from liability to the full extent permitted by law.

8.2	RIGHT TO INDEMNIFICATION.

Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative  (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.3, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by the board of directors of the Corporation.  The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.  The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

8.3	RIGHT OF CLAIMANT TO BRING SUIT.

If a claim under this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed.  Neither the failure of the Corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders), that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

8.4	NON-EXCLUSIVITY OF RIGHTS.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

8.5	INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

8.6	EXPENSES AS A WITNESS.

To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

8.7	INDEMNITY AGREEMENTS.

The Corporation may enter into indemnity agreements with the persons who are members of its board of directors from time to time, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the Corporation will indemnify such persons to the full extent contemplated by this Article.

8.8	EFFECT OF REPEAL OR MODIFICATION.

Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE IX
AMENDMENTS

9.1	POWER OF STOCKHOLDERS.

Except as otherwise provided form time to time by law or by the certificate of incorporation, these Bylaws, or any provision hereof, may be amended or repealed and new bylaws may be adopted by the affirmative vote of holders of not less than 66 2/3% of the total voting power of all outstanding securities entitled to vote generally in the election of directors of the Corporation.

9.2	POWER OF DIRECTORS.

Subject to the right of stockholders to amend, repeal and adopt bylaws, and to the provisions of these Bylaws as from time to time amended by the stockholders, these Bylaws, or any provision hereof, may be amended or repealed and new bylaws may be adopted by a majority of the authorized number of directors.

These Bylaws were adopted by the board of directors of the Corporation on January 26, 2011.